UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Eighth Amendment to Second Amended and Restated Loan and Security Agreement

On October 12, 2016, we executed an amendment to our existing revolving credit facility with The PrivateBank and Trust Company and East West Bank ("Eighth Amendment"), confirming the replacement of the previous lender, Bank of the West, with the new lender, East West Bank, in accordance with the terms of that certain assignment agreement between such banks. The Eighth Amendment also: (1) amends Interest Expense to remove certain dividend payments; (2) revises the term “Required Lenders” to require all lenders when only two unaffiliated lenders are party to the revolving credit facility; (3) removes the requirement of the delivery of a social responsibility questionnaire in connection with a Permitted Acquisition; (4) allows for any Lender to provide the Swing Line Lender one day’s prior written notice prohibiting a US Swing Line Loan or Canadian Swing Line Loan; (5) removes Administrative Agent discretion on application of proceeds from the sale of Collateral; (6) adjusts Annual Projections reporting requirements to no longer require delivery of a balance sheet; and (7) adjusts the waterfall treatment with respect to Proceeds of Collateral.

The above description of the Eighth Amendment is qualified in its entirety by reference to the terms of the Eighth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Eighth Amendment described in Item 1.01 above are incorporated into this Item by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated October 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 13, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated October 12, 2016